UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2015
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

    On March 18, 2015, Hewlett-Packard Company (“HP”) held its 2015 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, HP stockholders voted on four proposals and cast their votes as described below.  The proposals are described in HP's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 2, 2015.

Proposal 1
HP’s stockholders elected twelve individuals to HP's Board of Directors (“Board of Directors”) for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Marc L. Andreessen	1,135,479,162	192,249,748	5,182,611	198,223,177
Shumeet Banerji	1,312,460,516	14,911,584	5,539,421	198,223,177
Robert R. Bennett	1,301,074,820	22,311,671	9,525,030	198,223,177
Rajiv L. Gupta	1,289,138,569	35,152,885	8,620,067	198,223,177
Klaus Kleinfeld	1,283,410,732	44,061,219	5,439,570	198,223,177
Raymond J. Lane	1,131,977,988	195,783,739	5,149,794	198,223,177
Ann M. Livermore	1,312,766,721	15,383,165	4,761,635	198,223,177
Raymond E. Ozzie	1,313,524,493	9,955,286	9,431,742	198,223,177
Gary M. Reiner	1,297,106,469	26,396,574	9,408,478	198,223,177
Patricia F. Russo	1,274,868,358	49,074,554	8,968,609	198,223,177
James A. Skinner	1,302,388,797	21,057,304	9,465,420	198,223,177
Margaret C. Whitman	1,263,440,213	56,154,503	13,316,805	198,223,177

Proposal 2
HP stockholders ratified the appointment of Ernst & Young LLP as HP’s independent registered public accounting firm for the fiscal year ending October 31, 2015 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,470,370,641	54,928,146	5,835,911	0

Proposal 3
HP stockholders cast their votes with respect to the advisory vote to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,268,882,991	55,880,581	8,147,949	198,223,177

Proposal 4
HP stockholders cast their votes with respect to the stockholder proposal related to the adoption of a bylaw allowing for stockholder action by written consent:

Votes For	Votes Against	Abstentions	Broker Non-Votes
572,300,609	750,206,115	10,404,797	198,223,177

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: March 19, 2015	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

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